Exhibit 10.3

AMENDED AND RESTATED TRUST AGREEMENT

This Amended and Restated Trust Agreement (the “Trust Agreement”) is made and entered into as of this 8th day of December, 2020 (the “Effective Date”) among AMERICAN LIFE & SECURITY CORP., a Nebraska-domiciled insurance company (the “Beneficiary”), CRESTLINE RE SPC, for and on behalf of CRESTLINE RE SP 1 (as successor by novation to Seneca Incorporated Cell, LLC 2020-02, an incorporated cell of Seneca Reinsurance Company, LLC, a sponsored captive insurance company formed as a limited liability company under the Laws of Vermont) (the “Grantor”) and U.S. BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

A.	The Grantor and the Beneficiary have entered into the amended and restated reinsurance agreement listed on Exhibit B hereto (the “Reinsurance Agreement”), and the Grantor desires to secure its obligations to the Beneficiary in connection with the Reinsurance Agreement as provided in this Trust Agreement.

B.	The Grantor desires to establish this Trust Agreement for the sole benefit of the Beneficiary.

C.	The Trustee desires to serve as directed trustee in accordance with the terms and conditions set forth in this Trust Agreement.

D.	The Beneficiary and the Grantor acknowledge that the Trustee is not a party to, is not bound by, and has no duties or obligations under, the Reinsurance Agreement, that all references in this Trust Agreement to the Reinsurance Agreement are solely for the benefit of the Beneficiary and the Grantor, and that the Trustee shall have no implied duties beyond the express duties set forth in this Trust Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Beneficiary, the Grantor and the Trustee agree as follows:

1.             Definitions. Unless otherwise provided herein, the following terms shall have the following meanings for all purposes of this Trust Agreement:

“Beneficiary” shall have the meaning specified in the Preamble hereto.

“Business Day” means any day other than a Saturday, a Sunday, any other day on which banking institutions are authorized or required by law to close in New York, New York or the Cayman Islands, and any other day on which the Trustee is closed.

“Fair Market Value” means with respect to any asset, and as of any date of determination, the price that would be received in a sale of such asset in accordance with GAAP accounting at the determination date (the “Price”), determined as: (i) for liquid assets, the Price for such asset as published by a nationally recognized pricing service where such prices are available and (ii) otherwise, the Price for such asset as determined by a qualified independent securities valuation firm, each pricing service or valuation firm to be selected by the Investment Advisor with the consent of the Beneficiary, such consent not to be unreasonably withheld, conditioned or delayed. In the event that the Beneficiary and the Investment Advisor cannot agree on a valuation firm, such valuation firm shall be Houlihan Lokey. The “Fair Market Value” of any asset shall include any accrued but unpaid interest or dividend on such asset. The Trustee is not responsible for the valuation of non-traded (or nonmarket-traded) assets, including but not limited to those valued pursuant to (ii) above.

“Guidelines” means the investment guidelines for the Assets agreed by the Grantor, the Investment Advisor and the Beneficiary in the Amended and Restated Trust Investment Management Agreement, made and entered into on or about the Effective Date between the Grantor and the Investment Advisor. The Beneficiary and the Grantor hereto acknowledge that the Trustee (i) is not a party to, is not bound by, and has no duties or obligations under the Guidelines and that all references in this Trust Agreement to the Guidelines are for the convenience of the Grantor and Beneficiary; (ii) that the Trustee shall be under no duty or responsibility whatsoever to confirm that any investments constitute or continue to be Permitted Investments or are in compliance with the Guidelines, nor shall the Trustee have any duty or obligation whatsoever to monitor asset quality, allocation, diversity, composition, value, returns, restrictions or other characteristics for any reason, including compliance with the Reinsurance Agreement, the Guidelines or any other agreements to which the Beneficiary and Grantor are parties.

“Grantor” shall have the meaning specified in the Preamble hereto.

“Permitted Investments” means (A) cash (United States legal tender), and any depository assets held through DTC or Federal Reserve, including securities Trustee customarily holds through an agent; and (B) any asset that is a permitted asset under applicable law and is permitted under the Guidelines. Depository assets held through Euroclear and Great Britain legal tender may be added as Permitted Investments upon ten days’ written notice from Grantor or the Investment Advisor to the Trustee; no additional consent or agreement from the Beneficiary is required.

“Reinsurance Agreement” shall have the meaning specified in Recital A.

“Statutory Carrying Value” shall mean, with respect to any Asset, as of the relevant date of determination, the carrying value amount permitted to be carried by the Beneficiary as an admitted asset consistent with Nebraska SAP (as defined in the Reinsurance Agreement) in its statutory financial statements.

“Termination Date” means the date this Trust Agreement shall be deemed terminated pursuant to the provisions of Section 8(a) hereof.

“Trust Account” means the trust account (and any sub-accounts), created and established with the Trustee pursuant to Section 2(b) hereof.

“Trustee” means U.S. Bank, National Association, or any successor serving as Trustee hereunder in accordance with Section 7(d) hereof.

2.             Deposit of Assets.

(a)        This Trust Agreement has been established for the sole use and benefit of the Beneficiary.

(b)        There is hereby created and established by the Grantor with the Trustee a trust account (the “Trust Account”) into which all assets to be deposited hereunder (the “Assets”) shall be received and held by the Trustee.

(c)        Upon execution of this Trust Agreement, the Grantor shall transfer to the Trustee, for deposit in the Trust Account, the Assets listed on Exhibit A hereto, and may transfer to the Trustee, for deposit to the Trust Account, such other Assets as it may from time to time desire or be required. The Trustee shall not be responsible to monitor, collect or enforce collection of contributions to the Account.

(d)        The Beneficiary shall be permitted from time to time to deliver Assets to the Trustee for deposit into the Trust Account as permitted by Section 7.03(b)(ii) of the Reinsurance Agreement. All Assets delivered by the Beneficiary for deposit into the Trust Account shall be considered deposited on behalf of the Grantor and the Grantor shall be considered the grantor of such Assets for all purposes of this Agreement.

(e)        All Assets deposited with the Trustee shall be held in the Trust Account by the Trustee in a safe place at the Trustee’s offices in The United States of America, including in any book-entry accounts maintained by the Trustee with any Federal Reserve Bank or with any nationally recognized securities depository such as the Depository Trust Company or the Participants Trust Company. Assets may be held in the name of a nominee maintained by the Trustee.

(f)        Upon receipt of any Assets that the Trustee holds in a depository account (i.e., DTC, Federal Reserve System, Euroclear), the Trustee shall determine that the Assets are in such form that the Beneficiary or the Trustee, upon written direction of the Beneficiary may, whenever necessary, negotiate any such Assets, without consent or signature from the Grantor or any other person or entity other than Trustee’s agent. The Grantor covenants and agrees that prior to depositing any Assets with the Trustee, it will have executed assignments, endorsements in blank, or transferred legal title to the Trustee of all shares, obligations or any other Assets requiring assignments, in order that the Beneficiary, or the Trustee upon the written direction of the Beneficiary may whenever necessary negotiate any such Assets without consent or signature from the Grantor or any other entity.

(g)        The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets held in the Trust Account upon inception of this Trust Agreement and at intervals no less frequent than the end of each calendar quarter thereafter.

3.             Withdrawal of Assets by Beneficiary or Grantor

(a)(i) The Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account upon written notice to the Trustee in the form of Exhibit C (a “Beneficiary Withdrawal Notice”) such Assets as are specified in the Beneficiary Withdrawal Notice; provided that the Beneficiary shall certify in such Beneficiary Withdrawal Notice that one of the conditions specified in Section 7.03(b)(i) of the Reinsurance Agreement which allows the Beneficiary to make a withdrawal request has occurred, that the amount requested to be withdrawn does not exceed the amount permitted to be withdrawn pursuant to such Section 7.03(b)(i), and that concurrently with the delivery of the Beneficiary Withdrawal Notice to the Trustee, the Beneficiary has delivered to the Grantor a complete and accurate copy of the Beneficiary Withdrawal Notice (including all attachments thereto). The concurrent delivery by the Beneficiary of a copy of each Beneficiary Withdrawal Notice to the Grantor is a material inducement for the Grantor to enter into this Agreement. The Beneficiary need present no statement or document in addition to a Beneficiary Withdrawal Notice in order to withdraw any Assets; nor is said right of withdrawal or any other provision of this Trust Agreement subject to any conditions or qualifications not contained in this Trust Agreement. The Beneficiary hereby covenants to the Grantor that it shall deliver a Beneficiary Withdrawal Notice only in the circumstances permitted by Section 7.03(b)(i) of the Reinsurance Agreement and that the amount requested to be withdrawn thereby shall not exceed the amount permitted to be withdrawn pursuant to such Section 7.03(b)(i).

(a)(ii) The Grantor shall have the right, at any time and from time to time, upon written notice in the form of Exhibit D from the Grantor to the Trustee and the Beneficiary (the “Grantor Withdrawal Notice”) to withdraw Assets to be specified as indicated in such Grantor Withdrawal Notice from the Trust. The Grantor need present no statement or document in addition to a Grantor Withdrawal Notice in order to withdraw any Assets; nor is said right of withdrawal by the Grantor or any other provision of this Trust Agreement subject to any conditions or qualifications not contained in this Trust Agreement. The Grantor may withdraw the Assets and apply any such amounts withdrawn for any lawful purpose.

(a)(iii) For the convenience of Beneficiary and Grantor (as the case may be), the Exhibits hereto may contain certifications by the Beneficiary for the benefit of Grantor and Grantor for the benefit of Beneficiary pursuant to separate agreements to which the Trustee is not a party. Trustee shall have no duty or responsibility whatsoever with respect to the certifications, including but not limited to reviewing the certifications or assessing the need for or sufficiency of the certifications.

(b)        Upon a receipt of a Beneficiary Withdrawal Notice or a Grantor Withdrawal Notice (as the case may be), the Trustee shall take reasonable steps within the ordinary course of its business practices to transfer all right, title and interest in the Assets held in a depository account (i.e., DTC, Federal Reserve, Euroclear) specified in the Beneficiary Withdrawal Notice or Grantor Withdrawal Notice (as the case may be) held in the Trust Account to the Beneficiary or the Grantor (as the case may be); provided, however, that in the case of a Beneficiary Withdrawal Notice the Trustee shall not transfer any Assets prior to the fifth (5th) Business Day after the Trustee’s receipt of such Beneficiary Withdrawal Notice. The Trustee shall be protected in relying upon any Beneficiary Withdrawal Notice or Grantor Withdrawal Notice for such withdrawal.

(c)        The Trustee shall notify the Grantor and the Beneficiary, within ten (10) calendar days, of any withdrawal or distribution of Assets from the Trust Account.

(d)        The Trustee shall have no responsibility to determine whether any Assets withdrawn from the Trust Account have been or will be used and applied as provided in this Trust Agreement.

(e)        The Trustee shall not allow any Beneficiary or Grantor withdrawals of Assets from the Trust Account except as provided in this Section 3.

(f)        The specifics of withdrawal transactions under this Section 3 and of substitutions under Section 4 shall be provided to Trustee on forms the Trustee provides to the parties for these purposes, which forms may be changed from time to time by the Trustee.

4.             Investment and Substitution of Assets.

(a)        The Trustee shall at the written direction of the Grantor or its designated investment advisor, (or any successor thereto, the “Investment Advisor” or “designated investment advisor”) invest Assets held in the Trust Account. The Grantor initially designates Crestline Management L.P. as the Investment Advisor hereunder and shall provide the Trustee notice (in the manner prescribed herein) of any substitution of the Investment Advisor. Any deposit or investment directed by the Grantor or its Investment Advisor shall constitute a certification to the Trustee that the assets deposited or to be purchased pursuant to such directions are Permitted Investments in compliance with the Guidelines. However, notwithstanding the foregoing, the Trustee shall be under no duty or responsibility whatsoever to confirm that any investments constitute or continue to be Permitted Investments or are in compliance with the Guidelines, nor shall the Trustee have any duty or obligation whatsoever to monitor asset quality, allocation, diversity, composition, value, returns, restrictions or other characteristics for any reason, including compliance with the Reinsurance Agreement, the Guidelines or any other agreements to which the Beneficiary and Grantor are parties. The Beneficiary and the Grantor acknowledge that the Trustee is not providing investment supervision, recommendations, or advice.

(b)        The Trustee shall, at the written direction of the Grantor or its designated investment advisor on a form attached hereto as Exhibit E, accept substitutions of any Assets held in the Trust Account. The Trustee shall not allow any other substitutions of Assets in the Trust Account. The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Permitted Investments.

(c)        The Investment Advisor shall have the full and unqualified right to vote any shares of stock held by the Trustee in the Trust Account

(d)        Assets deposited and held in the Trust Account shall be valued according to their current Statutory Carrying Value; provided, however, that if the Beneficiary withdraws any Asset from the Trust Account as permitted by this Trust Agreement, then such Asset, as of the time of withdrawal, shall be valued at its Fair Market Value.

(e)        The Grantor represents and warrants to the Trustee and the Beneficiary that any Assets delivered to the Trustee shall consist only of Permitted Investments, and that it, and its designated investment advisor, shall direct and instruct the Trustee in writing to invest any funds held in the Trust Account only in Permitted Investments.

(f)         The Trustee shall have no responsibility or liability to the Grantor, the Beneficiary, or to any other person or entity for any investment losses resulting from any investment of Assets made in accordance with the terms of this Trust Agreement. Any loss incurred from any investment shall be borne exclusively by the Trust Account.

(g)       The Trustee shall not be responsible for any act or omission, or for the solvency, of any agent or broker.

(h)        The Trustee is authorized and directed to (i) invest money or assets of the Account in any registered investment company to which the Trustee or an affiliate of the Trustee provides services and receives compensation for providing such services as such investment may be directed by Grantor or an agent of Grantor and (ii) invest available cash in the Account, pending disbursement or investment, in a cash management vehicle as designated by the Grantor or an agent of Grantor. The Grantor and Beneficiary understand and agree that cash management vehicles made available by the Trustee may include deposit accounts of the Trustee or an affiliate, and that such deposit vehicles are specifically authorized for use in the Trust Account.

5.             Concerning the Trustee. The Trustee hereby accepts the trusts imposed upon it by this Trust Agreement and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

(a)        The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement and no implied duties or obligations shall be read into this Trust Agreement against the Trustee.

(b)        No provision in this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(c)       The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder either directly or by or through attorneys or agents and shall be entitled to rely on advice of or on an opinion of counsel concerning all matters of trust and its duty hereunder and shall not be liable for any action taken or not taken by it in reliance on such advice or on such opinion of counsel.

(d)        The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution notice, request, consent, certificate, order, entitlement order, affidavit, letter, facsimile transmission, electronic mail or other paper or document believed by it to be genuine and to have been signed or sent by the proper person or persons. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, notice, consent, request, certificate, order, entitlement order, affidavit, letter, facsimile transmission, electronic mail or other paper or document.

(e)        The permissive right of the Trustee to do things enumerated in this Trust Agreement shall not be construed as a duty. The Trustee shall not be liable, directly or indirectly, for any (i) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have directly resulted from the Trustee’s negligence, willful misconduct, or lack of good faith or (ii) special, incidental, indirect, punitive, or consequential damages or losses of any kind whatsoever (including without limitation lost profits), whether or not foreseeable, even if the Trustee has been advised of the possibility of such losses or damages and regardless of the form of action.

(f)        The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(g)        The Trustee shall not be accountable for the use or application by the Grantor or the Beneficiary or any other party of any funds or Assets which the Trustee has released in accordance with the terms of this Trust Agreement.

(h)        The Trustee makes no representations as to the validity or sufficiency of the Assets and the Trust Account for any particular purpose and shall incur no responsibility in respect thereof, other than in connection with the duties or obligations assigned to or imposed upon it as provided herein.

(i)         The Trustee shall not be responsible for the perfection, priority or enforceability of any lien or security interest in any of the Assets or in the Trust Account.

(j)         In accepting the trusts hereby created, the Trustee acts solely as trustee and not in its individual capacity and all persons having any claim against the Trustee arising from this Trust Agreement, shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

(k)       The Trustee shall not be considered in breach of or in default in its obligations hereunder in the event of delay in the performance of such obligations due to causes beyond its control (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, epidemic, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or other wire or communication facility).

(l)         Any corporation or association into which the Trustee may be merged or converted, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its institutional retirement trust business (provided that such company shall be eligible under Section 7(a) hereof) shall be the successor to the Trustee without the execution or filing of any paper or further act.

(m)        The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

(n)        Upon reasonable prior written request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, at the requestor’s expense, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

(o)        No provision of this Trust Agreement shall require the Trustee to take any action that in the Trustee’s reasonable judgment would result in any violation of this Trust Agreement or applicable law.

(p)        If, during the administration of the provision of this Trust Agreement, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, then such matter shall be deemed to be conclusively proved and established by a certificate signed by the Beneficiary and the Grantor, and delivered to the Trustee. The Trustee shall not be liable for any action taken, suffered or omitted by it in reliance on such certificate.

(q)        If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Trust Agreement, or the Trustee is in doubt as to the action to be taken hereunder, the Trustee may, at its option, retain the Assets until the Trustee (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Assets, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Assets, in which event the Trustee shall be authorized to disburse the Assets in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Trustee shall be relieved of all liability as to the Assets and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Trustee shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

(r)        In the event that any Assets shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Assets, the Trustee is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

6.             Fees, Charges and Expenses of Trustee; Indemnification of Trustee.

(a)        The Trustee shall (i) receive fees for its services at rates agreed between the Trustee and the Grantor in a separate written agreement from time to time and (ii) be paid or reimbursed for any expenses (including reasonable fees and expenses of its counsel) incurred in connection with the administration of this Trust Agreement. All such amounts shall be paid by Grantor and may be paid from the Account if not paid by the Grantor within thirty (30) calendar days after Trustee mails a written invoice to Grantor. The fees and charges set forth above for the Trustee’s services will be considered compensation for its ordinary services as contemplated by this Trust Agreement. The Trustee’s compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

(b)        In consideration of the Trustee’s acceptance of this Trust Agreement, or if any controversy arises in connection with it, or if the Trustee renders any service not provided for in this Trust Agreement, the Grantor and the Beneficiary shall, jointly and severally, reimburse the Trustee for its reasonable costs of providing such extraordinary services, reimburse the Trustee for all reasonable costs, attorneys’ fees and expenses occasioned thereby, and indemnify, defend and hold the Trustee (and its directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature arising out of or in connection with this Trust Agreement or with the performance of its duties hereunder, including, among other things, reasonable attorneys’ fees and court costs, except to the extent such loss, liability, damage, cost and expense shall have been finally adjudicated to have been directly caused by the Trustee’s own negligence, willful misconduct or lack of good faith.

(c)        The Trustee shall have a first lien, superior to the interests of any other persons or entities, and shall be entitled to deduct its unpaid fees, non-reimbursed expenses and unsatisfied indemnification, on any funds held in the Account to secure the payment of any amounts owing to it under this Section 6. The Grantor and the Beneficiary acknowledge that the rights and indemnities of the Trustee set forth in this Section 6 and Section 7 shall survive the resignation or removal of the Trustee or the termination of this Trust Agreement. The Grantor and Beneficiary agree that the Trustee shall have a continuing lien and security interest in any property then held by the Trustee hereunder and/or for the benefit of Grantor to the extent of any overdraft (daylight or overnight) or indebtedness to Trustee.

7.             Trustee Qualifications, Resignation and Removal.

(a)        The Trustee and any successor thereto shall be a member of the Federal Reserve System, or a New York State-chartered bank or trust company. The Trustee shall not be a parent, subsidiary or affiliate of the Grantor or the Beneficiary.

(b)        The Trustee may resign upon delivery of a written notice of resignation, effective not less than sixty (60) calendar days after receipt by the Beneficiary and the Grantor of such written notice.

(c)        The Trustee may be removed by the Grantor by delivery to the Trustee and the Beneficiary of written notice of removal, effective not less than sixty (60) calendar days after receipt by the Trustee and the Beneficiary of such written notice.

(d)        No resignation or removal of the Trustee shall be effective hereunder until a successor trustee has been duly appointed and approved by the Beneficiary and the Grantor, all Assets in the Trust Account have been duly transferred to the successor Trustee and all outstanding fees and expenses of the Trustee are paid to the Trustee in full. In the event that the Grantor and the Beneficiary fail to appoint a successor trustee within sixty (60) calendar days following receipt of the Trustee’s notice of resignation, the Trustee may, in its sole discretion and at the expense of the Grantor and the Beneficiary, petition any court of competent jurisdiction for the appointment of a successor trustee or for other appropriate relief, and any such resulting appointment shall be binding upon all the parties.

8.             Termination.

(a)        This Trust Agreement may be terminated by the Grantor and the Beneficiary delivering a joint written notice to the Trustee specifying a proposed termination date (the “Termination Date”), which notice shall be delivered to the Trustee not less than forty-five (45) calendar days prior to the proposed Termination Date. Upon receipt of such written notice, the Trustee shall, at least thirty (30) calendar days, but not more than forty-five (45) calendar days, prior to the Termination Date, deliver written notification of such termination to the Grantor and Beneficiary.

(b)        Upon termination of the Trust Agreement, all Assets held in the Trust Account shall be delivered in accordance with the instructions set forth in the joint notice delivered by the Grantor and the Beneficiary.

9.             Tax-Related Terms.

(a)        Grantor and Beneficiary agree that, for tax reporting purposes, all interest or other income earned from the investment of the Assets in any tax year shall be allocated to Grantor.

(b)        For certain payments made pursuant to this Trust Agreement, the Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Trust Agreement shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee shall have the right to request from any party to this Trust Agreement, or any other person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 9(b) are not provided prior to or by the time the related payment is required to be made or are determined by the Trustee to be incomplete and/or inaccurate in any respect, the Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment. As of the date hereof, the Grantor is the owner for U.S. federal income tax purposes of funds in the Trust Account until such funds are released in accordance with the terms hereof. Except as otherwise agreed by Escrow Agent in writing, Escrow Agent has no tax reporting or withholding obligation except to the Internal Revenue Service with respect to Form 1099-B reporting on payments of gross proceeds under Internal Revenue Code Section 6045 and Form 1099 and Form 1042-S reporting with respect to investment income earned on the Escrow Funds, if any.

10.           Written Direction; Notices. If a provision of this Trust Agreement requires that a communication or document be provided to Trustee in writing or written form, that requirement may also be satisfied by a facsimile transmission, electronic mail or other electronic transmission of text (including electronic records attached thereto), if Trustee reasonably believes such communication or document has been signed, sent or presented (as applicable) by any person or entity authorized to act on behalf of the Grantor or Beneficiary; provided however, that where this Trust Agreement specifies that direction is to be provided on a specific form (such as in the form of an Exhibit hereto), the direction shall be provided on such form. If this Trust Agreement requires that a communication or document be signed, an electronic signature satisfies that requirement. Any electronic mail or other electronic transmission of text will be deemed signed by the sender if the sender’s name or electronic address appears as part of, or is transmitted with, the electronic record. Trustee will not incur any liability to anyone resulting from actions taken in good faith reliance on such communication or document. Nor shall Trustee incur any liability in executing instructions from any person or entity authorized to act on behalf of the Grantor or Beneficiary prior to receipt by it of notice of the revocation of the written authority of such person or entity. Notice shall be provided:

If to Grantor:

Crestline Re SPC

Crestline Re SP 1

c/o Aon Insurance Managers

18 Forum Lane, 2nd Floor

Camana Bay

P.O. Box 69

Grand Cayman, KY1-1102

Cayman Islands

Attn: Fearghal O’Riordan and Sjoerd van der Westhuizen

Email:

Email:

If to Beneficiary:	American Life & Security Corp. 2900 S. 70th Street Suite 400 Lincoln, NE 68506 Attention: Michael Salem and Mike Minnich Telephone: Email:
If to Trustee:	U.S. Bank, National Association 100 Wall Street. 6th Fl. New York, NY 10005 Attn: Christopher Grell Email:

or to such other address as a party to whom notice is to be given has furnished to the other parties in the manner provided above. Payments by the Trustee from the Trust Account shall be sent by mail in the manner set forth above, addressed to Beneficiary in the case of payments to Beneficiary, or Grantor, in the case of payments to Grantor, unless the Trustee is otherwise directed in writing. Payments may also be made by wire transfer pursuant to instructions received in writing by the Trustee.

(b) Grantor and Beneficiary each agree to provide to, and maintain on file with, the Trustee a written certification containing the names and specimen signature of all persons duly authorized by it to sign, communicate and act on its behalf under this Trust Agreement. The Trustee is authorized to follow and rely upon all instructions given by individuals and officers named in such certificates furnished to the Trustee from time to time by the Grantor and the Beneficiary, respectively.

11.       Miscellaneous.

(a) This Trust Agreement is not subject to any conditions or qualifications outside of this Trust Agreement.

(b) This Trust Agreement shall be subject to and governed by the laws of the State of New York.

(c) Except as otherwise provided herein, neither this Trust Agreement nor any rights or obligations under this Trust Agreement may be assigned, hypothecated or otherwise transferred by any party without the prior written consent of the other parties hereto.

(d) This Trust Agreement will be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto. The provisions of this Trust Agreement are for the sole benefit of the parties hereto, and their successors and permitted assigns.

(e) This Trust Agreement may be executed in counterparts, with each counterpart constituting an original and all of such counterparts constituting but one and the same instrument, and facsimile and/or electronic signatures shall be deemed originals. Signatures may be exchanged by facsimile or by an email scanned PDF signature page. Each party agrees that it will be bound by its own facsimiled or PDF-scanned or electronic signature and that it accepts such signatures of the other parties.

(f) Neither this Trust Agreement nor any provision hereof may be amended, waived or modified without the prior written approval of all of the parties to this Trust Agreement. No course of conduct shall constitute a waiver of any of the terms and conditions of this Trust Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Trust Agreement on one occasion shall not constitute a waiver of the other terms of this Trust Agreement, or of such terms and conditions on any other occasion.

(g) Any provision of this Trust Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and such invalidity or unenforceability shall not invalidate or render unenforceable such provision.

(h) EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS TRUST AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS TRUST AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Trust Agreement to be executed as of the date first written above.

GRANTOR

CRESTLINE RE SPC, for and on behalf of Crestline Re SP 1

By:	/s/ Dara Keogh
	Name:	Dara Keogh
	Title:	Director

BENEFICIARY

AMERICAN LIFE & SECURITY CORP.

By:	/s/ Stephen Mace
	Name:	Stephen Mace
	Title:	General Counsel

TRUSTEE

U.S. BANK, NATIONAL ASSOCIATION, solely in its capacity as trustee hereunder

By:	/s/ Thomas E. Tabor
	Name:	Thomas E. Tabor
	Title:	Vice President

Signature Page to Trust Agreement

The following exhibits to this Exhibit 10.3 are filed herewith or omitted in reliance on Item 601(a)(5) of Regulation S-K and as indicated below with an asterisk.

•	Exhibit A – List of Initial Assets to be Deposited*
•	Exhibit B - Amended and Restated Funds Withheld Coinsurance and Modified Coinsurance Agreement (filed herewith as Exhibit 10.2)
•	Exhibit C - Form of Beneficiary Withdrawal Notice*
•	Exhibit D - Form of Grantor Withdrawal Notice*
•	Exhibit E - Form of Investment Substitution Notice*